UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2018

AMBIENT WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	000-55408	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 119, 1423 N. Molter Rd, No. 119, Liberty Lake, WA 99019 ______________________________________________________________ (Address of principal executive offices) (Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01  Other Events.

The Company has decided to abandon Patent Applications # 13/510,757 and #14/234,614. These patent applications mainly relate to variations of the current patent 2009/0077992 assigned to Ambient Water.

Claims made in patent applications 13/510,757 and 14/234,614 have been disputed by the USPTO examiner citing the prior art in patent 2009/0077992 held by Ambient Water. Since Ambient Water has been primarily focusing on commercial/industrial applications for atmospheric water generation, the company believes that the impact of abandoning these patent applications is negligible.

These two patent applications were described in the 2016 10-K in Item 1 as follows:

US National Stage Application No. 13/510,757 (G3) filed May18, 2012 has received a First Office Action from the U.S. Patent and Trademark Office examiner as anticipated and we are responding accordingly.  Subsequently we have requested a phone conversation with the examiner.  Additionally, we are requesting an examination of our co-pending application in Australia. On January 21, 2016, Australian Patent Application No. 2010321841 application was accepted in response to the voluntary amendments we submitted in December 2015.

US National Stage Application No. 14/234,614 (G4/G5) filed January 23, 2014 is pending and awaiting examination at the U.S. Patent and Trademark Office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2018

Ambient Water Corporation

/s/ Jeff Stockdale

______________________________

By:  Jeff Stockdale

Title: President; Chief Operating Officer